MISSISSIPPI VIEW HOLDING COMPANY

EXHIBIT 11
STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

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


                                                                         For the Three Months
                                                                          Ended December 31,
                                                                      -------------------------
                                                                          1996         1995
                                                                       ---------    ----------
Net Income .......................................................     $ 173,265     $ 257,608
                                                                       =========     =========

Weighted Average Shares Outstanding ..............................       800,695       894,545
Common stock equivalents due to dilutive effect of stock options .         5,054           432
                                                                       ---------     ---------
Total weighted average common shares and equivalents
   outstanding ...................................................       805,749       894,977
                                                                       =========     =========

Primary Earnings Per Share .......................................     $    0.22     $    0.29
                                                                       =========     =========


Weighted Average Shares Outstanding ..............................       800,695       894,545
Additional dilutive shares using end of period market value versus average market value for period when utilizing the treasury
   stock method regarding stock options ..........................         5,250          --
                                                                       ---------     ---------
Total weighted average common shares and equivalents
    outstanding for fully diluted computation ....................       805,945       894,545
                                                                       =========     =========

Fully diluted earnings per share .................................     $    0.21     $    0.29
                                                                       =========     =========

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Earnings per share of common stock for the three month  periods  ended  December
31, 1995 and 1996, have been determined by dividing net income for the period by the weighted average number of shares of common stock outstanding, net of unearned ESOP shares.